Exhibit 10.12

SECOND AMENDMENT TO
AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
This SECOND AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this “Amendment”) dated as of May 16, 2012 is entered into among FSA ASSET MANAGEMENT LLC, a Delaware limited liability company (the “Company”), DEXIA CRÉDIT LOCAL S.A., a French share company licensed as a bank under French law, in its individual capacity (“DCL”) and as Agent (the “Agent”), and DEXIA BANK BELGIUM S.A., a Belgian bank (“DBB” and, together with DCL, the “Banks”).
W I T N E S S E T H
WHEREAS, the Company, the Agent and the Banks are party to an Amended and Restated Revolving Credit Agreement dated as of June 30, 2009, as amended by a First Amendment to Amended and Restated Revolving Credit Agreement dated as of September 20, 2010 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), pursuant to which the Company has requested the Banks, and the Banks have agreed, to extend credit to the Company, subject to the terms and conditions thereof;
WHEREAS, under the terms of the Credit Agreement the Banks have made Loans (as defined in the Credit Agreement) and have committed to make additional Loans, subject to the terms and conditions thereof, in an amount not to exceed the Total Commitment (as defined in the Credit Agreement);
WHEREAS, the Company is willing to permit DBB and DCL to reduce their shares of the First Tranche Commitment, and each of DBB and DCL is willing to reduce its respective share of the First Tranche Commitment, each subject to the terms and conditions of this Amendment;
NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Definitions. Unless otherwise specifically defined herein, each capitalized term shall have the meaning ascribed to such term in the Credit Agreement. Unless otherwise indicated, any reference to a “section” is a reference to a section in the Credit Agreement.
2.    Ratification. Except as amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof On and after the Effective Date (as defined below), any reference to the Credit Agreement (or any schedule or exhibit thereto) in any document related to the Credit Agreement (including but not limited to the Credit Agreement, the Pledge and Administration Agreement, any FSA GIC Contract, and any Transaction Document (as defined in the Pledge and Administration Agreement) shall mean the Credit Agreement (or any schedule or exhibit thereto), as amended hereby and as it may be further amended from time to time.

3.    Effective Date. This Amendment will become effective on the date (the “Effective Date”) that is the latest of (a) the date hereof, (b) the date on which (i) the Company, the Agent and each of the Banks have executed and delivered this Amendment and Assured Guaranty Municipal Corp. (f/k/a Financial Security Assurance Inc.) (“AGM”) has executed and delivered the consent attached to this Amendment, (ii) the Company shall have executed and delivered to the Agent an Amended and Restated Promissory Note in the form of Exhibit A to this Amendment, and (iii) the Banks shall have returned that certain Promissory Note, dated as of June 30, 2009, to the Company for cancellation (or the Company shall have been provided with a lost note indemnity from the Bank(s) satisfactory to each of the Company and AGM), and (c) the date on which the Rating Condition (as defined below) has been satisfied (or waived by AGM, acting in its sole discretion). “Rating Condition” means each of the Rating Agencies (as defined in the Pledge and Administration Agreement) has confirmed in writing or orally to AGM that the amendments to the Credit Agreement contemplated by this Amendment will not result in (x) a withdrawal or reduction of, or other adverse action with respect to, the then-current rating (including any shadow, private or confidential rating) of AGM or (y) any material incremental charge to AGM.
4.    Amendment to the Credit Agreement. The Credit Agreement is hereby amended as follows:
(1)    Section 1.01 is hereby amended by deleting the definition of “First Tranche Commitment” in its entirety and replacing it with the following:
“‘First Tranche Commitment’ means $1,704,545,455, or such lesser amount to which the Commitment shall be reduced in accordance with the terms of this Agreement.”
(a)    Section 2.01 is hereby amended by adding the following as Section 2.01(j) at the end thereof:
“(j) The First Tranche Commitment shall be reduced at the times and in the amounts determined in accordance with Annex 1. Notwithstanding the foregoing, in no event shall (i) the First Tranche Commitment be greater than $1,136,363,636, (ii) DCL’s share of the First Tranche Commitment be greater than $136,363,636 or (iii) DBB’s share of the First Tranche Commitment be greater than $1,000,000,000, in any case on any date that is June 30, 2013 or later.”
(b)    Schedule A is hereby deleted in its entirety and replaced with Schedule A to this Amendment.
(c)    Annex 1 to this Amendment is hereby added to the Credit Agreement as new Annex 1 thereto.
5.    Representations and Warranties. The Company hereby confirms, reaffirms and restates each of the representations and warranties contained in Article III of the Credit Agreement, in each case as if fully set forth herein. The Company hereby represents and warrants that each such representation and warranty is true and correct as of the date hereof as if repeated on the date hereof. In addition, the Company represents and warrants that on the date hereof, (i) there are no

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Loans outstanding with respect to the First Tranche Commitment and (ii) the aggregate principal amount of Loans outstanding with respect to the Second Tranche Commitment is $1,565,000,000.
6.    Miscellaneous. Each party shall bear its own costs (including, without limitation, all legal costs) in connection with the preparation, negotiation and execution of this Amendment.
7.    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.
8.    Submission to Jurisdiction. Each of the parties executing or consenting to this Amendment hereby irrevocably submits to the exclusive jurisdiction of any U.S. federal or state court in The City of New York for the purpose of any suit, action, proceeding or judgment arising out of or relating to this Amendment. Each of such parties hereby consents to the laying of venue in any such suit, action or proceeding in New York County, New York and hereby irrevocably waives any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum and agrees not to plead or claim the same.
9.    Waiver of Jury Trial. EACH OF THE PARTIES EXECUTING OR CONSENTING TO THIS AMENDMENT HEREBY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH SUCH PARTY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION.
10.    Applicability of Amendments. The amendments to the Credit Agreement set forth in this Amendment shall be limited to those expressly set forth herein, and the consent of AGM shall be limited solely to the amendments set forth in this Amendment. Nothing in this Amendment shall be construed as waiving or modifying any other term or condition of the Credit Agreement, which remains in full force and effect in accordance with the original terms thereof, as amended hereby.
11.    Execution in Counterparts. This Amendment may be executed by the parties hereto in counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first set forth above.

FSA ASSET MANAGEMENT LLC By: Dexia Financial Products Services LLC, its agent and attorney-in-fact By: /s/ Guy Cools Its: Chief Executive Officer Date: May 16, 2012

DEXIA CRÉDIT LOCAL S.A., in its capacity as a Bank and, with respect to its New York Branch, as Agent By: /s/ Guy Creveau Its: Deputy CFO Date: May 16, 2012

By: /s/ J. Vankelecom Its: CFO Date: May 16, 2012	DEXIA BANK BELGIUM S.A., in its capacity as a Bank By: /s/ Ann De Boeck Its: Secretary General Member of the Management Board Dexia Bank SA Date: May 16, 2012

ANNEX 1

CHANGES TO FIRST TRANCHE COMMITMENT IN ACCORDANCE WITH CERTAIN GIC AMORTIZATIONS

On each date (each such date a “Measurement Date”) following the Effective Date and prior to June 30, 2013, the First Tranche Commitment will be equal to (A) $1,704,545,455 minus (B) the amount (expressed in Dollars), not less than zero, equal to (x) the aggregate accreted principal balance of the Unsecured Downgrade Terminable GICs on the Effective Date minus (y) the aggregate accreted principal balance of the Unsecured Downgrade Terminable GICs on such Measurement Date.

On each Measurement Date on or after June 30, 2013, the First Tranche Commitment will be equal to the lesser of (x) $1,136,363,636 and (y) (A) $1,704,545,455 minus (B) the amount (expressed in Dollars), not less than zero, equal to (x) the aggregate accreted principal balance of the Unsecured Downgrade Terminable GICs on the Effective Date minus (y) the aggregate accreted principal balance of the Unsecured Downgrade Terminable GICs on such Measurement Date.

“Unsecured Downgrade Terminable GIC” shall mean, as of any date, each FSA GIC Contract on such date that includes credit rating downgrade provisions based on the credit ratings of AGM and with respect to which GIC Collateral has not been posted in an amount equal to or greater than the accreted principal balance of such FSA GIC Contract on such date.

For the avoidance of doubt, any change in the First Tranche Commitment pursuant to this Annex 1 shall apply to each Bank’s share of the First Tranche Commitment on a pro rata basis, based on such Bank’s share of the First Tranche Commitment as of the Effective Date.

SCHEDULE A

First Tranche Commitment

Bank                    Commitment

Dexia Crédit Local S.A.        $ 204,545,455

Dexia Bank Belgium S.A.        $1,500,000,000

Second Tranche Commitment

Bank                    Commitment

Dexia Crédit Local S.A.        $3,000,000,000

EXHIBIT A

AMENDED AND RESTATED PROMISSORY NOTE

US$.$4,704,545,455                                    May 16, 2012

FSA Asset Management LLC, a Delaware limited liability company (the “Company”), for value received, hereby promises to pay to the Banks the principal amount of Four Billion Seven Hundred Four Million Five Hundred Forty-Five Thousand Four Hundred Fifty-Five Dollars and no/100 (U.S.$4,704,545,455) or, if less, the aggregate unpaid principal amount of all loans (“Loans”) made by the Banks to the Company pursuant to the Amended and Restated Revolving Credit Agreement dated as of June 30, 2009 (as amended by the First Amendment to Amended and Restated Revolving Credit Agreement dated as of September 20, 2010 and by the Second Amendment to Amended and Restated Revolving Credit Agreement dated as of the date hereof and as further amended, supplemented or modified from time to time, the “Credit Agreement”) among the Company and the Banks, as such amounts are maintained by the Administrator and provided in the daily liquidity report as described in Section 10.5(d) of the Pledge and Administration Agreement. Each Loan shall mature on the date specified in or pursuant to the Credit Agreement. Each Loan shall bear interest at the rate or rates and such interest shall be payable on the date or dates specified in or pursuant to the Credit Agreement, subject to prepayment provisions, the Priority of Payments and the satisfaction of the Subordinated Claims Payment Condition specified therein.
Each Loan and related information may be endorsed by each Bank hereon or upon a schedule that may be attached hereto and made a part hereof; provided, that the failure of any Bank to make any such endorsement or any error in doing so shall not affect the obligations of the Company hereunder or under the Credit Agreement.
This Note is the Note referred to in the Credit Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
The Company hereby waives presentment, demand, protest or notice of any kind in connection with this Note.
THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND ALL MATTERS ARISING OUT OF OR RELATING IN ANY WAY TO THIS NOTE SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, INCLUDING § 5‑1401 AND § 5‑1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAW.
This Note amends and restates in its entirety that certain Promissory Note dated June 30, 2009 executed by the undersigned in favor of the Banks (the “Existing Note”). The undersigned hereby acknowledges and agrees that this amendment and restatement of the Existing Note does not effectuate a novation or extinguishment of the Existing Note, but rather as it pertains to the obligations under the Existing Note, shall constitute an amendment and restatement of certain of the terms governing such obligations.

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IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by its duly authorized officer as of the day and year first above written.

FSA ASSET MANAGEMENT LLC By: Dexia Financial Products Services LLC, its agent and attorney-in-fact By: Its: Date:

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